Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24b-2

COLLABORATIVE RESEARCH AGREEMENT

This COLLABORATIVE RESEARCH AGREEMENT (“Agreement”) is entered into as of May 24, 2005 by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”), and ISIS PHARMACEUTICALS, INC., a Delaware corporation, having an office at 1896 Rutherford Road, Carlsbad, CA 92008 (“Isis”).

WHEREAS, Isis has expertise in the discovery, research, and development of antisense oligonucleotides; and

WHEREAS, Isis has discovered and developed proprietary antisense 2’- MOE chemistry, methods of use, design motifs and mechanism technology; and

WHEREAS, the parties plan to seek patent protection for all Products which make up the subject matter of this Agreement and the License Agreement; and

WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for treatment of disease and also the capability for clinical analysis, manufacturing and marketing of such agents; and

WHEREAS, Pfizer and Isis enter into this Agreement to discover and develop therapeutic antisense oligonucleotide agents;

NOW, THEREFORE, the parties agree as follows:

1.                                       Definitions.

The capitalized terms used in this Agreement, and not defined elsewhere in it, shall have the meanings specified for such terms in Exhibit A.

2.                                       Collaborative Research Program.

2.1                                 Purpose.  Isis and Pfizer shall conduct the Research Program throughout the Contract Period.  The objective of the Research Program is to discover and develop Products.

2.2                                 Research Plan.  The Research Plan for the first Commitment Year is described in the attached Exhibit I.  For each Commitment Year after the first, the Research Plan shall be prepared by the Research Committee for submission to and approval by Pfizer and Isis no later than ninety (90) days before the end of the prior Commitment Year.  Each Research Plan for each succeeding Commitment Year shall be appended to Exhibit I and made part of this Agreement.

2.3                                 Exclusive Collaboration Gene Targets.  Isis agrees, subject to Section 10.1 of this Agreement and Section 11.1 of the License Agreement, that neither Isis nor any Isis controlled entities shall conduct research itself or sponsor any other research in the Area, or engage in any research sponsored by any third party in the Area, without Pfizer’s prior written consent.

2.4                                 Substitution of [***].  If the Research Committee determines that [***], Pfizer, at its election, may substitute [***], to be mutually agreed upon by the parties, for [***].  Upon substitution, the new [***] shall be deemed [***] and the removed [***] shall no longer be deemed [***].  The removed [***] will be subject to Sections 10 and 11 of this Agreement.  Pfizer shall provide Isis with written notice of the substituted [***] within sixty (60) days of the Research Committee decision.  Subject to the foregoing, Pfizer will have the right to make only [***] and at no time will there be more than [***] ([***]) Exclusive Collaboration Gene Targets.

Isis must accept such substituted [***] within [***] ([***])[***] of receipt of such written notice by Pfizer, unless:

(a)                                  such substituted [***] (or any ASO directed thereto) is subject to a written agreement between Isis and a third party made prior to Isis’ receipt of such written notice which precludes Isis from agreeing as set out in Section 2.3 or, [***];

(b)                                 it is, at the time of receipt of such written notice, conducting or planning to conduct an internal product discovery or development program relating to such substituted [***], independent of the Research Program, as can be demonstrated by Isis’ written records.

2.5                                 [***].   The parties agree to conduct research on [***] as [***], pursuant to the Research Plan.  The parties agree to conduct research on [***]on a non-exclusive basis.  For the avoidance of doubt, Isis and Pfizer shall have the right to collaborate with other parties and conduct internal research on the [***]without limitation.

2.6                                 [***].  [***], and has filed a patent application claiming [***].  So long as [***], under Section 5.2(a) Pfizer has the right to make and use [***], and pursuant to Section 5.3, Pfizer has the right to have the [***]Patent Rights assigned to it.

2.7                                 Research Committee.

2.7.1                        Purpose.  Pfizer and Isis shall establish a Research Committee (the “Research Committee”):

(a)                                  to review and evaluate progress under the Research Plan;

(b)                                 to prepare the Research Plan for each Commitment Year other than for the first Commitment Year; and

(c)                                  to coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program.

2.7.2                        Membership.  Pfizer and Isis each shall appoint, in its sole discretion, three members to the Research Committee.  Substitutes may be appointed at any time.

The members initially shall be:

Pfizer Appointees:

[***]

[***]

[***]

Isis Appointees:

[***]

[***]

[***]

2.7.3                        Chair.  The Research Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by Isis.

2.7.4                        Meetings.  The Research Committee shall meet at least quarterly, at places and on dates selected by each party in turn.  Representatives of Pfizer or Isis or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either party.

2.7.5                        Minutes.  The Research Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken.  Drafts of the minutes shall be delivered to all Research Committee members within ten (10) business days after each meeting.  The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes.  Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

2.7.6                        Decisions.  All technical decisions of the Research Committee shall be made by unanimous vote of the members present (so long as at least one Isis-appointed member and one Pfizer-appointed member are present).  If a dispute, controversy or difference between the parties arises over technical issues (in each case, a “Dispute”), then such Dispute first shall be referred to the Research Committee to seek resolution of the Dispute.  In such an event, the Research Committee shall hold at least one (1) meeting within thirty (30) days of the date on which the Dispute is referred to the Research Committee by any member thereof.  In the event that the Research Committee is unable to resolve the Dispute within forty-five (45) days of the date on which the Dispute is referred to the Research Committee, each party shall designate a member of its senior management (not on the Research Committee) to discuss the Dispute in an effort to settle it amicably during a period of no less than thirty (30) days.  Subject to Section 2.6.1 of the License Agreement, Pfizer shall have all decision making authority regarding the research, development and commercialization of Products.  However, under no circumstances shall Isis be required to perform work outside the scope of the Research Plan or incur costs beyond those provided for in this Agreement or the Research Plan.

2.7.7                        Expenses.  Pfizer and Isis shall each bear all expenses of their respective members related to their participation on the Research Committee.

2.8                                 Reports and Materials.

2.8.1                        Reports.  During the Contract Period, Pfizer and Isis each shall furnish to the Research Committee:

(a)                                  summary written reports within [***] ([***]) days after the end of each three-month period commencing on the Effective Date, describing its progress under the Research Plan; and

(b)                                 detailed written reports within [***] ([***]) days after the end of each Commitment Year, describing the work accomplished by it under the Research Plan during the Commitment Year and discussing and evaluating the results of such work; and

(c)                                  detailed written reports within [***] ([***]) days upon the completion of each research activity eligible for a milestone payment, describing the work accomplished in the completion of each milestone.

2.8.2                        Materials.  Isis and Pfizer shall, during the Contract Period, as a matter of course as described in the Research Plan, or upon each other’s written or oral request, furnish to each other samples of biochemical, biological or synthetic chemical materials which are part of [***], Isis Technology, Isis Know-how, Isis Licensed Technology, [***], Program Technology or Program Know-how and which are necessary for each party to carry out its responsibilities under the Research Plan.  Isis shall, upon request, deliver to Pfizer samples of any material made pursuant to and during activities described in the Research Plan.  To the extent that the quantities of materials requested by either party exceed the quantities set forth in the Research Plan, the requesting party shall reimburse the other party for the reasonable costs of such materials if they are furnished.

2.8.3                        Restrictions on Transferring Materials.  Pfizer and Isis recognize that the biological, synthetic chemical and biochemical materials which are part of [***], Isis Technology, Isis Know-how, [***], Isis Licensed Technology, Program Technology, or Program Know-how represent commercial assets.  Therefore, throughout the Contract Period and for [***] thereafter, Isis and Pfizer agree not to transfer materials of the other party to any third party except for agents, unless prior written consent for any such transfer is obtained from the other party.  Isis and Pfizer each represent that any employees, Affiliates, agents and any consultants to whom materials of the other party are transferred are bound by agreement to use such materials only as expressly permitted by this Agreement, and by assignment obligations in favor of the transferring party as are appropriate to effect the ownership provisions of Section 5.1.

2.9                                 Laboratory Facility and Personnel.  Isis shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Isis in carrying out the Research Program.

2.10                           Diligent Efforts.  Pfizer shall use Commercially Reasonable Efforts and Isis shall use commercially reasonably efforts to achieve the objectives of the Research Program and Research Plan.

3.              Funding.

3.1                                 Technology Access Fee.  In consideration of disclosure to Pfizer of Isis’ proprietary 2’-MOE chemistry and Isis’ related technical knowledge and expertise, Pfizer shall pay to Isis a one-time, non-refundable, non-creditable technology access fee of one million dollars ($1,000,000) upon execution of this Agreement.

3.2                                 Research Funding.

3.2.1                        Pfizer shall fund the research to be performed by Isis, pursuant to the Research Plan, by making payments upon initiation of the following activities:

(a)                                  [***]: $[***]

(b)                                 [***]: $[***]

(c)                                  [***]: $[***]

(d)                                 [***]: $[***]

3.2.2                        Pfizer may further elect to fund certain research activities to be performed by Isis, pursuant to the Research Plan, by providing written notice to Isis at least [***] ([***]) days in advance of the desired initiation of the research.  Pfizer shall fund the elected research upon initiation of the following activities:

(a)                                  [***]: $[***]

(b)                                 [***]: $[***]

(c)                                  [***]: $[***]

3.2.3                        Pfizer may elect to fund research activities to be performed by Isis pursuant to the Research Plan in addition to those designated in Sections 3.2.1 and 3.2.2.  Upon request of the Research Committee, Isis shall submit to Pfizer a written quotation of the work to be performed, based upon Isis’ reasonable costs.  Pfizer may elect to fund such research activity by providing written notice to Isis at least [***] ([***]) days in advance of the desired initiation of the research.

3.2.4                        Pfizer may elect to purchase from Isis a supply of ASOs for the conduct of preclinical studies at a price, per single order, of (a) for the first gram (or fraction thereof), [***] dollars ($[***]) and (b) for each additional gram, [***] dollars ($[***]) provided that, for each additional gram, the price will be pro-rated for amounts less than an entire gram.  Pfizer shall provide written notice to Isis of its election to purchase a specified quantity of ASOs.

3.3                                 Research Milestone Payments.  Pfizer shall make research milestone payments to Isis upon achievement of certain events as described in the Research Plan, according to the following schedule:

(a)                                  [***]: $[***]

(b)                                 [***]: $[***]

(c)                                  [***]: $[***]

(d)                                 [***]: $[***]

(e)                                  Notwithstanding any determination that any milestone in Sections 3.3(a)-(c) have not been successfully met for an ASO against an Exclusive Collaboration Gene Target, if [***], then [***] shall [***].

For any milestones achieved by Pfizer, within [***] days of such achievement Pfizer will provide Isis written notice of such achievement.

3.4                                 Research Payments for [***] Substitution.  In the event that Pfizer elects to substitute [***] pursuant to Section 2.4, Pfizer shall pay Isis (a) [***],[***]dollars ($[***]) and (b) [***],[***]dollars ($[***]).

3.5                                 US Funds.  Each payment pursuant to this Agreement shall be paid by Pfizer in U.S. currency by wire transfer in immediately available funds to an account designated by Isis, or by other mutually acceptable means within [***] ([***]) days after receipt and acceptance by Pfizer of the invoice from Isis.

3.6                                 Records.  Isis will maintain all data and information that relate to supporting Pfizer’s intellectual property position (including the disks and/or tapes upon which such data is stored, and laboratory notebooks, documents, reports and other material(s) prepared by Isis or its agents) in confidential storage for a period of [***] ([***]) years following the earlier of the expiration or termination of this Agreement.

4.                                      Treatment of Confidential Information.

4.1                                 Confidentiality.

(a)                                  Subject to permitted disclosure under Sections 4.1(c) and 4.5 and the obligations set forth in Section 4.3 and the publication rights set forth in Section 4.2, Pfizer and Isis each agree that, during the term of this Agreement and for [***] thereafter, it will keep confidential all Isis Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates, pursuant to this Agreement.  Subject to Section 11, Program Technology and Program Know-how shall be deemed Pfizer Confidential Information.

(b)                                 Neither Pfizer nor Isis shall use the other’s Confidential Information except as expressly permitted in this Agreement.

(c)                                  Pfizer and Isis each agree that any disclosure of the other’s Confidential Information to any of its officers, employees, agents or Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities.  Pfizer and Isis each agree not to disclose the other’s Confidential Information to any individual entity or party for whom disclosure is not expressly permitted under this Section under any circumstance without written permission from the other party.  Each party shall take such action to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information.  Each party, upon the other’s request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.

(d)                                 Isis and Pfizer each represent that all of its employees, Affiliates, agents, and any consultants to such party, who shall have access to [***], Isis Technology, Isis Know-how, Isis Manufacturing Technology, Isis Manufacturing Know-how, [***], Isis Licensed Technology, Program Technology, Program Know-how, Pfizer Confidential Information or Isis

Confidential Information are bound by agreement to maintain such information in confidence and to use such information only as expressly permitted in this Agreement.

4.2                                 Publication.  Notwithstanding any matter set forth in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent written approval by both parties.

4.3                                 Publicity.  The press release announcing the signing of the transaction contemplated by this Agreement is attached as Exhibit J hereto and shall be promptly disseminated by Isis following signing by both parties.  Except as required by law or permitted in this Agreement, neither party may disclose the terms of this Agreement nor the research described in it without the prior written consent of the other party.

4.4                                 Disclosure of Inventions.  Each party shall promptly inform the other in writing about all inventions that are conceived, made or developed in the course of carrying out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to, the other.

4.5                                 Permitted Disclosure.  If either party is requested to disclose the other’s Confidential Information in connection with a legal or administrative proceeding or is otherwise required by law to disclose the other’s Confidential Information, such party will give the other party prompt written notice of such request.  The party whose Confidential Information is to be disclosed may seek and pay for an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement.  If such party seeks a protective order or other remedy, the other party will cooperate.  If such party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the other party will disclose only that portion of such party’s Confidential Information which its legal counsel determines it is required to disclose.  The parties agree that Isis will have the right to disclose the information required [***].

5.                                      Intellectual Property Rights.  The following provisions relate to rights in the intellectual property developed by Isis, Pfizer, or both in performance of the Research Program.

5.1                                 Ownership.  All Isis Confidential Information, Isis Technology, Isis Know-how, Isis Manufacturing Technology, Isis Manufacturing Know-how, [***], Isis Technology Patent

Rights, Isis Manufacturing Patent Rights, and [***] shall be owned by Isis.  All Pfizer Confidential Information and [***] shall be owned by Pfizer.  Subject to Section 11, all Program Technology, Program Know-how, and Program Technology Patent Rights shall be owned by Pfizer.

5.2                                 Grants of Research Licenses.

(a)                                  Isis Research License.  Isis grants to Pfizer and its agents a non-exclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual license, to make and use [***]for all research purposes.  Isis grants to Pfizer and its agents a non-exclusive, non-transferable, worldwide, royalty free license to make and use [***] under Isis’ interests in [***], to perform Pfizer’s obligations under this Agreement.

(b)                                 Pfizer Research License.  Pfizer grants to Isis and its agents a nonexclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual license, to make and use [***]for all research purposes under Pfizer’s interest in [***].

(c)                                  For clarity, this Section 5.2 does not grant either party or its agents any right to make and use the other’s Confidential Information, [***] in the sale or manufacture for sale of products or processes.  No additional rights are granted to agents of either party, except as expressly provided for herein.

5.3                                 Assignment of [***].  So long as [***], upon Pfizer’s written request but subject to Section 11, Isis will assign [***] to Pfizer.  Upon assignment, [***] shall be deemed Program Technology, and [***] shall be deemed Program Technology Patent Rights.

6.                                      Provisions Concerning the Filing, Prosecution and Maintenance of Patent Rights.  Subject to Section 11 of this Agreement, the following provisions relate to the filing, prosecution and maintenance (and the cost thereof) of Program Technology Patent Rights and [***] during the term of this Agreement:

6.1                                 Filing, Prosecution and Maintenance by Isis.  With respect to [***], until the assignment described in Section 5.3, Isis shall have the exclusive right and (so long as [***]) obligation:

(a)                                  to file applications for letters patent on any invention deemed patentable included in such Patent Rights; provided, however, that Isis shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Isis file such applications; and, further provided, that Isis, at its option and exercise, may file in countries where Pfizer does not request that Isis file such applications;

(b)                                 to take all reasonable steps to prosecute all pending and new patent applications included within such Patent Rights;

(c)                                  to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications; and

(d)                                 to maintain in force any letters patent included in such Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted.

6.2                                 Filing, Prosecution and Maintenance by Pfizer.  With respect to Program Technology, Pfizer (using in-house or outside counsel, at its discretion) shall have the exclusive right and obligation:

(a)                                  to file applications for letters patent on any invention deemed patentable included in the Program Technology; provided, however, that Pfizer shall consult with Isis as to the countries in which such patent applications should be filed;

(b)                                 to take all reasonable steps to prosecute all pending and new patent applications included within Program Technology Patent Rights;

(c)                                  to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

(d)                                 to maintain in force any letters patent included in Program Technology Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and Isis shall cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Program Technology Patent Rights.  Pfizer will reimburse Isis for reasonable expenses incurred for personnel travel and time spent out of office in connection with the foregoing.

(e)                                  If Pfizer does not wish to exercise its right to file any application for letters patent on patentable inventions relating to the Program Technology, then Pfizer shall provide Isis adequate written notice prior to any deadline with the U.S. Patent and Trademark Office or patent office of the [***] or [***], and Isis will have the right to prepare and file such application(s) at its sole expense.  Isis will solely own all related patent applications and letters patent issuing therefrom and grant Pfizer a nonexclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual research license under its rights to such patent applications and letters patent.

(f)                                    Pfizer shall notify Isis in a timely manner of any decision to abandon a pending application or an issued patent included in Program Technology Patent Rights.  Thereafter, Isis shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.  Isis will own all related patent applications and letters patent issuing therefrom and grant Pfizer a nonexclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual research license under its rights to such patent applications and letters patent.

6.3                                 Copies of Documents.   Prior to filing, Isis shall provide to Pfizer copies of all patent applications that pursuant to Section 6.1 of this Agreement, Isis is obligated to file, prosecute and maintain, for the purpose of obtaining substantive comment of Pfizer’s patent counsel.  Each party (the “Prosecuting Party”) shall provide to the other party every twelve (12) months a report detailing the status of all patent applications for which the Prosecuting Party is, under Section 6.1 or Section 6.2 of this Agreement, obligated to file, prosecute and maintain.  Pfizer will have final authority on matters relating to patent applications and patents for which Pfizer will assume filing, prosecution and maintenance costs.

6.4                                 Reimbursement of Costs for Filing, Prosecuting and Maintaining Patent Rights.  At least ninety (90) days prior to a patent filing deadline, Pfizer will notify Isis in writing of those countries in which Pfizer requests the [***]be filed, prosecuted and maintained.  Within [***] ([***]) days of receipt of invoices from Isis, Pfizer shall reimburse Isis for all the costs of filing, prosecuting, responding to opposition and maintaining the [***]in countries where Pfizer requests that the [***] be filed, prosecuted and/or maintained, including costs incurred prior to the Effective Date.  Such reimbursement shall be in addition to payments under Section 3.  However, Pfizer may, upon [***] ([***]) days notice, request that Isis discontinue the filing, prosecution or maintenance of the Isis [***] in any country and discontinue reimbursing Isis for the costs of filing, prosecuting, responding to opposition or maintaining the [***] in such country.  Isis shall pay all costs in those countries in which Pfizer does not request that Isis file, prosecute or maintain the [***], but in which Isis, at its option, elects to do so.

6.5                                 After the assignment described in Section 5.3, Pfizer shall have the right to file on behalf of and as an agent for Isis all applications and take all actions necessary to obtain patent extensions pursuant to 35 U.S.C. Section 156 and foreign counterparts for Patent Rights assigned under Section 5.3.  Isis agrees to sign, at Pfizer’s expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

6.6                                 Neither party may disclaim a Valid Claim within Program Technology Patent Rights without the consent of the other.

6.7                                 Bankruptcy.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code.  The parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  The parties agree that a party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against the licensing party (such party, the “Involved Party”) under the U.S. Bankruptcy Code, the other party (such party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full.  Such intellectual property and all embodiments thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefor by the Noninvolved Party.  The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or other applicable law.

7.                                      Acquisition of Rights from Third Parties.  During the Contract Period, Isis and Pfizer will each promptly notify each other of any and all opportunities to acquire in any manner from third parties, technology or patents or information which may be useful in or may relate to the Research Program.  In the event Pfizer elects to license any such technology, patents or information (which election shall be in Pfizer’s sole and absolute discretion), Pfizer will be responsible for such licenses (and payments thereunder).   Isis is responsible for payments (if any) to maintain Isis’ license to Isis Licensed Technology, until the respective expiration of the [***].  In the event Isis has acquired rights from a third party to any technology that Pfizer deems necessary or useful to the Research Program, Isis and Pfizer shall negotiate in good faith regarding a license to such technology on commercially reasonable terms, provided that Isis has the ability to grant such a license without violating the terms of any agreement or arrangement with such third party.

8.                                      Other Agreements.  Concurrently with the execution of this Agreement, Isis and Pfizer shall enter into the License Agreement appended to this Agreement as Exhibit H.  This Agreement and the License Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the parties with respect to same.

9.                                      Term, Termination and Disengagement.

9.1                                 Term.  Unless sooner terminated or extended, this Agreement shall expire [***] from the Effective Date.

9.2                                 Events of Termination.  The following events shall constitute events of termination (“Events of Termination”):

(a)                                  Any material written representation or warranty by Isis or Pfizer made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made.

(b)                                 Isis or Pfizer shall fail in any material respect to perform or observe any material term, covenant or understanding contained in this Agreement or the License Agreement, and any such failure shall remain un-remedied for thirty (30) days after written notice to the failing party.

(c)                                  If upon completion of the activities detailed in [***], Pfizer may terminate this Agreement at any time thereafter.

(d)                                 At any time, Pfizer may terminate this Agreement without cause upon [***] written notice to Isis.

(e)                                  In the event that [***], Pfizer will have the right at any time thereafter to terminate this Agreement upon [***] written notice to Isis.

9.3                                 Termination.

(a)                                  Upon the occurrence of any Event of Termination described in Section 9.2(a) or 9.2(b), the party not responsible may, by written notice to the other party, terminate this Agreement.

(b)                                 If either party terminates this Agreement pursuant to Section 9.3(a) or upon expiration of this Agreement pursuant to Section 9.1, the License Agreement shall continue according to its terms.

9.4                                 Termination of this Agreement in accordance with Sections 9.2(c), 9.2(d), 9.2(e), or 9.3(a) will not terminate the license granted pursuant to the first sentence of Section 5.2(a) or the license granted pursuant to Section 5.2(b).

9.5                                 Termination of this Agreement for any reason shall be without prejudice to:

(a)                                  the rights and obligations of the parties set forth in any sections which provide by their terms for performance by either party subsequent to termination;

(b)                                 Isis’ right to receive all payments accrued under Section 3 and Section 6.4; or

(c)                                  any other remedies which either party may otherwise have.

9.6                                 In the event that Pfizer terminates this Agreement pursuant to Section 9.2(d), [***].

9.7                                 In the event that Pfizer terminates this Agreement pursuant to Section 9.2(e), subject to the payment obligations set forth in Section 3.3 (which section, as well as Section 3.5, will survive such termination), Isis grants to Pfizer and its agents a non-exclusive, non-transferable, worldwide, royalty free license to make and use Isis Technology, Isis Licensed Technology, Isis Know-how, and [***]under Isis’ interests in Isis Technology Patent Rights, [***], and Isis Licensed Technology Patent Rights, to perform research on and development of the ASOs discovered or developed by Isis in the course of the Research Program prior to the termination of the Agreement.

10.                               Loss of Target Exclusivity.

10.1                           Section 2.3 will terminate and be of no further force or effect upon the occurrence of the earliest of any the following events:

(a)                                  Upon termination of this Agreement by Pfizer pursuant to Section 9.2(c) or 9.2(d),

(b)                                 Upon termination of this Agreement by Isis pursuant to Section 9.3(a) or Section 10.3 of the License Agreement,

(c)                                  Upon expiration of the License Agreement,

(d)                                 Upon termination of the License Agreement by Pfizer pursuant to Section 10.2(c) of the License Agreement.

10.2                           Upon termination of Section 2.3 or substitution of [***], Isis has the right to conduct research itself or sponsor any other research on the Exclusive Collaboration Gene Targets or removed [***], as applicable, or engage in any research sponsored by any third party on the [***], as applicable, without Pfizer’s consent.

10.3                           Pfizer may elect to designate any Exclusive Collaboration Gene Target as no longer subject to Section 2.3 by written notice to Isis.  Such Exclusive Collaboration Gene Targets will no longer be subject to Section 2.3 upon the date of written notice by Pfizer.

11.                               Right of Reversion.

11.1                           All Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products may transfer and revert to Isis and upon the assignment described in Section 11.3, all Program Technology and Program Know-how comprised of such pharmaceutical composition and/or use of ASOs and/or Products shall be deemed Isis Confidential Information, upon the earliest occurrence of any of the following events (“Reversion Trigger Events”):

(a)                                  Upon termination of this Agreement by Pfizer pursuant to Section 9.2(c) or 9.2(d),

(b)                                 Upon termination of this Agreement by Isis pursuant to Section 9.3(a),

(c)                                  Upon termination of the License Agreement by Pfizer pursuant to Section 10.2(c) of the License Agreement.

(d)                                 In addition, upon the substitution of [***]pursuant to Section 2.4, all Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products [***] may transfer and revert to Isis, and upon the assignment described in Section 11.3, all Program Technology and Program Know-how comprised of such pharmaceutical composition and/or use of ASOs and/or Products [***]shall be deemed Isis Confidential Information.

(e)                                  At any time after the [***], upon Isis’ election by written notice to Pfizer, Pfizer shall promptly assign all Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products [***]to Isis, and upon the assignment described in Section 11.3, all Program Technology and Program Know-how comprised of such pharmaceutical composition and/or use of ASOs and/or Products [***] shall be deemed Isis Confidential Information.

11.2                           Isis must provide written notice to Pfizer within [***] ([***]) days of any Reversion Trigger Event to inform Pfizer of its election to exercise the right of reversion.

11.3                           Upon receipt of written notice by Isis to exercise its right of reversion, Pfizer shall promptly assign all Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products to Isis and thereafter Isis will have the exclusive right, but not the obligation, to prepare, file, prosecute, maintain and/or defend such Patent Rights.

11.4                           Upon Pfizer’s assignment of any Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products to Isis and any transfer or reversion of Program Know-how to Isis, Isis will grant Pfizer and its agents a non-exclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual license, to make and use such Patent Rights and Program Know-how for all research purposes.

11.5                           Upon receipt of Isis’ election to exercise its right of reversion, Pfizer shall promptly make available to and transfer one copy or assign to Isis the following: [***].  Both parties shall have the right to use such information as they see fit in the research, development and commercialization of products.  [***].  Pfizer will also participate in a technical transfer meeting of no more than two days duration between the appropriate technical teams at Isis and Pfizer.  Isis shall indemnify and hold Pfizer (and all officers, directors, employees, and agents of Pfizer) harmless for any and all damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party based on any action or omission of Isis, its agents, employees, or officers, related to or with regard to any use of such information or Isis’

development and commercialization of Products.  Pfizer shall have no liability whatsoever for any inaccuracy or incompleteness in such information.

11.6                           [***].

12.                               Representations and Warranties.  Isis and Pfizer each represents and warrants as follows:

12.1                           It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

12.2                           The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunction, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

12.3                           This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor’s rights generally.

12.4                           It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

12.5                           It has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Research Program, subject to no claim of any third party other than the relevant lessors or licensors.

12.6                           Isis represents and warrants to Pfizer that:

(a)                                  to its knowledge, as of the Effective Date, the issued Isis Technology Patent Rights and Isis Manufacturing Technology Patent Rights are valid and enforceable patents;

(b)                                 to its knowledge, as of the Effective Date, the Isis Technology Patent Rights and Isis Manufacturing Technology Patent Rights are not subject to any pending re-examination, opposition, interference or litigation proceedings;

(c)                                  as of the Effective Date, it has license rights to the Isis Licensed Technology Patent Rights;

(d)                                 to its knowledge, as of the Effective Date, no additional third-party licenses (other than the Isis Licensed Technology) are required to practice Isis Technology and Isis Manufacturing Technology to discover, develop, commercialize and manufacture Products, except licenses that may be required related directly to the Exclusive Collaboration Gene Target down-regulated by a Product; and

(e)                                  it has the right to grant the licenses granted and to convey the benefits of the covenants pursuant to this Agreement.  Isis represents and warrants that the licenses so granted do not conflict with or violate the terms of any agreement between Isis and any third party.

13.                               Covenants of Isis and Pfizer Other Than Reporting Requirements.  Throughout the Contract Period, Isis and Pfizer each shall:

(a)                                  maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

(b)                                 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program.

14.                               Indemnification.  Pfizer and Isis will indemnify, defend and hold each other harmless for any and all damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against either party based on any action or omission of the indemnifying party’s agents, employees, or officers related to its obligations under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or willful misconduct of the party seeking indemnification; or (ii) if such party fails to give the other party prompt notice of any claim it receives and such failure materially prejudices the other party with respect to any claim or action to which its obligation pursuant to this Section 14 applies.  Further, Pfizer will indemnify, defend and hold Isis (and all officers, employees, consultants, directors, agents and Affiliates of Isis) harmless for any and all damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against Isis based on the use by Isis of the Exclusive Collaboration Gene Targets or the [***]in accordance with the Research Plan.  The indemnifying party, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, that any settlement includes, as an unconditional term thereof, a full release of the indemnified party from all liability with respect to such claim.  Pfizer and Isis at all times reserve the right to retain counsel of its own to defend their respective interests.

15.                               Notices.  All notices shall be deemed given as of the date received.  All notices shall be made in writing, and mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to Pfizer:	Pfizer Global R&D Headquarters
50 Pequot Avenue
New London, CT 06320
Attn.: Executive Vice President, PGRD
with copy to: General Counsel, PGRD

Invoices should be sent to the following address:

[***]
[***]
[***]
[***]
[***]

If to Isis:	Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, CA 92008
Attn: Executive Vice President
With copy to: Vice-President, Legal

16.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.                               Miscellaneous.

17.1                           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

17.2                           Headings.  Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

17.3                           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.  Signatures may be transmitted via facsimile; thereby constituting the valid signature and delivery of this Agreement.

17.4                           Amendment; Waiver.  This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance.  The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

17.5                           No Third Party Beneficiaries.  No third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement.  Nothing contained in this Agreement shall be deemed to constitute the parties as partners with each other or any third party.

17.6                           Assignment and Successors.  This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or outstanding stock or to any successor company resulting from any merger or consolidation of such party with or into such corporation; provided, however, that no Pfizer Confidential Information may be disclosed to any Isis acquirer or successor company as a result of a merger or consolidation involving Isis without Pfizer’s prior written consent.  Isis may assign its right to payment hereunder.

17.7                           Force Majeure.  Neither Pfizer nor Isis shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Isis.

17.8                           Severability.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected so long as the essential benefits of this Agreement remains enforceable and obtainable.

17.9                           Survival of Terms.  In the event this Agreement expires or is terminated, certain terms that by their nature are intended to survive the expiration or termination of this Agreement, including but not limited to Sections 2.3, 2.8.3, 3.6, 4, 5.2, 9.5, 9.6 (and, by reference, Sections 3.2.1 and 3.5), 9.7 (and, by reference, Sections 3.3 and 3.5), 10, 11, 14, 15, 16 and 17, shall survive and remain in full force until expiration or termination by their respective terms.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Pfizer Inc		Isis Pharmaceuticals, Inc.

By:	/s/ John L. LaMattina	By:	/s/ B. Lynne Parshall

Title:	President, PGRD	Title:	Executive Vice President & CFO

Date:	05/23/05	Date:	05/23/05

Exhibit List

Exhibit A	Definitions
Exhibit B	Exclusive Collaboration Gene Targets
Exhibit C	[***]
Exhibit D	[***]
Exhibit E	Isis Licensed Technology Patent Rights
Exhibit F	Isis Manufacturing Technology Patent Rights
Exhibit G	Isis Technology Patent Rights
Exhibit H	License Agreement
Exhibit I	Research Plan
Exhibit J	Press Release

Exhibit A

DEFINITIONS

1.1                                 “Affiliate” means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Isis; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or Isis; or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Isis.

1.2                                 “Area” means research or development with respect to Products to inhibit expression of Exclusive Collaboration Gene Targets.

1.3                                 “ASO” means a non-self-complementary single-stranded oligonucleotide or analog thereof having a specific sequence that inhibits protein synthesis at the nucleic acid level by specifically binding to the sequence of a messenger or viral ribonucleic acid (RNA) by base-pairing, thus causing selective inhibition of gene expression, that (i) hybridizes to an Exclusive Collaboration Gene Target mRNA using [***] and (ii) down regulates an Exclusive Collaboration Gene Target utilizing [***] mechanism.

1.4                                 “Commercially Reasonable Efforts” means those efforts and resources that Pfizer would use were it developing or commercializing its own pharmaceutical products that are of similar market potential as the Licensed Products, taking into account product labeling, present and future market potential, past performance, financial return, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due.

1.5                                 “Commitment Year” means a twelve-month period commencing on the Effective Date and each anniversary of the Effective Date during the Contract Period.

1.6                                 “Confidential Information” means Isis Confidential Information and/or Pfizer Confidential Information, as the case may be.

1.7                                 “Contract Period” means the period beginning on the Effective Date and ending on the date on which the Research Agreement terminates or expires.

1.8                                 “[***]” means [***].

1.9                                 “Effective Date” means May 24, 2005.

1.10                           “[***]” means [***],[***] corporation.

1.11                           “Exclusive Collaboration Gene Target” means a target accepted by both parties to be introduced into the Research Plan.  The Exclusive Collaboration Gene Targets accepted by both parties upon initiation of the Research Program are listed in Exhibit B to the Research Agreement.

1.12                           “[***]” means [***].

1.13                           “Isis Confidential Information” means all information which is disclosed by Isis to Pfizer and designated “Confidential” in writing by Isis at the time of disclosure to Pfizer to the extent that such information is not (i) as of the date of disclosure to Pfizer, known to Pfizer other than by virtue of a prior confidential disclosure to Pfizer by Isis; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained by Pfizer from a third party free from any obligation of confidentiality to Isis.

1.14                           “[***]” means [***].

1.15                           “[***]” means all Patent Rights that claim [***] listed in Exhibit D to the Research Agreement.

1.16                           “Isis Know-how” means Know-how introduced into the Research Program by Isis.

1.17                           “Isis Licensed Technology” means the Technology acquired by Isis [***].

1.18                           “Isis Licensed Technology Patent Rights” means all Patent Rights that claim Isis Licensed Technology listed in Exhibit E to the Research Agreement.

1.19                           “Isis Manufacturing Know-how” means [***].

1.20                           “Isis Manufacturing Technology” means [***].

1.21                           “Isis Manufacturing Technology Patent Rights” means Patent Rights controlled by Isis listed in Exhibit F to the Research Agreement that claim Isis Manufacturing Technology.

1.22                           “Isis Technology” means Technology [***].

1.23                           “Isis Technology Patent Rights” means all Patent Rights that claim [***] listed in Exhibit G to the Research Agreement.

1.24                           “Know-how” means know-how, expertise, and trade secrets that are held in confidence by either party.

1.25                           “License Agreement” means the License and Royalty Agreement entered into by Pfizer and Isis and attached to the Research Agreement as Exhibit H.

1.26                           “Licensed Product” means any Product the manufacture, use, sale, offer for sale or import of which, but for the grant of licenses in the Research Agreement or License Agreement and without regard to inventorship, would infringe any Valid Claim within Program Technology Patent Rights, Isis Technology Patent Rights, Isis Licensed Technology Patent Rights or [***].

1.27                           “Net Sales” means with respect to a Licensed Product, gross sales of Pfizer (including its Affiliates) and its licensees of such Licensed Product to parties that are not Affiliates (unless such Affiliate is the ultimate end-user of such Licensed Product), less (i) bad debts related to such Licensed Product and (ii) sales returns and allowances, including, without limitation, trade, quantity and cash discounts and any other reductions, including, but not limited to, granted on account of price reductions, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, reductions arising from consumer discount programs, including without limitation the Pfizer ShareCard, customs or excise duties, sales tax, consumption tax, valued added tax, and other taxes (except income taxes) or duties relating to sales, any payment in respect of sales to any Governmental Authority in respect of any government-subsidized program, [and freight and insurance (to the extent that Pfizer bears the cost of freight and insurance for a Licensed Product)].  For clarity, such sales shall not include units distributed for free (a) as samples, (b) for use in clinical trials or (c) for humanitarian or compassionate use.

1.28                           “Patent Rights” means all patent rights in and to inventions including all the claims of patent applications and/or patents, whether domestic or foreign, claiming such inventions, including all continuations, continuations-in-part, divisions, and renewals, and letters of patent granted thereon, and all reissues, re-examination and extensions thereof.

1.29                           “Pfizer Confidential Information” means all information which is disclosed by Pfizer to Isis and designated “Confidential” in writing by Pfizer at the time of disclosure to Isis to the extent that such information is not (i) known, as of the date of disclosure to Isis, other than by virtue of a prior confidential disclosure to Isis by Pfizer; or (ii) disclosed in published literature, or otherwise generally known to the public through no fault or omission of Isis; or (iii) obtained by Isis from a third party free from any obligation of confidentiality to Pfizer.

1.30                           “[***]” means [***].

1.31                           “Product” means any product for the treatment or prevention of human health disease, comprising any single ASO, or combination of non-complementary ASOs thereof, generated under the Research Plan.

1.32                           “Program Know-how” means Know-how that is or was developed by employees of or consultants to Pfizer or Isis solely or jointly with each other in performance of the Research Program.

1.33                           “Program Technology” means (a) Technology that is or was developed by employees or agents of or consultants to Pfizer or Isis solely or jointly with each other in performance of the Research Program and, (b) upon the assignment described in Section 5.3 of the Research Agreement, [***].

1.34                           “Program Technology Patent Rights” means all Patent Rights that claim Program Technology.

1.35                           “Research Agreement” means the Collaborative Research Agreement between Pfizer and Isis effective May 24, 2005.

1.36                           “Research Plan” means the written plan describing the research in the Area to be carried out during each Commitment Year by Pfizer and Isis pursuant to the Research Agreement.  Each revision to the Research Plan will be attached to and made a part of the Research Agreement as an amendment to Exhibit I to the Research Agreement.

1.37                           “Research Program” is the collaborative research program in the Area conducted by Pfizer and Isis during the Contract Period pursuant to the Research Plan.

1.38                           “Technology” means and includes all materials, technology, and technical information covered by Patent Rights.

1.39                           “Valid Claim” means an unexpired issued claim (including any extension pursuant to, inter alia, 35 U.S.C. 154(b) and 156 (the Patent Term Restoration Act)) within Patent Rights which has not been held invalid or unenforceable by a final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable by the owner through reissue or disclaimer.  If there should be two or more such decisions conflicting with respect to the validity of the same claim the decision of the higher or highest tribunal shall thereafter control; however, should the tribunals be of equal dignity the decision or decisions holding the claim invalid should prevail.

Exhibit B

Exclusive Collaboration Gene Targets

[***]

B-1

Exhibit C

[***]

[***]

C-1

Exhibit D

[***]

[***]

D-1

Exhibit E

Isis Licensed Technology Patent Rights

[***]

E-1

Exhibit F

Isis Manufacturing Technology Patent Rights

[***]

F-1

Exhibit G

Isis Technology Patent Rights

[***]

G-1

Exhibit H

LICENSE AND ROYALTY AGREEMENT

This LICENSE AND ROYALTY AGREEMENT (“Agreement”) is entered into as of May 24, 2005 (the “Effective Date”) by and between PFIZER INC and its Affiliates (“Pfizer”), a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and ISIS PHARMACEUTICALS, INC. (“Isis”), a Delaware corporation, having an office at 1896 Rutherford Road, Carlsbad, CA 92008;

WHEREAS, Pfizer desires to obtain an exclusive license under Isis’ right, title and interest in the Isis Technology, Isis Technology Patent Rights, Isis Licensed Technology, Isis Licensed Technology Patent Rights, [***], and [***], so that Pfizer can manufacture, use, sell, offer for sale and import the Licensed Products; and

WHEREAS, Isis is willing to grant such license;

Therefore, in consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

1.                                      Definitions.  The capitalized terms used in this Agreement, and not defined elsewhere in it, shall have the meanings specified for such terms in Exhibit A of the Research Agreement.

2.                                      Grant of Licenses, Term, Rights and Obligations.

2.1                                 Licenses Granted to Pfizer.  Isis hereby grants to Pfizer an exclusive, worldwide license, including the right to grant sublicenses, to manufacture, use, sell, offer for sale and import Licensed Products under all Isis’ right, title and interest in the Isis Technology Patent Rights, [***], and Isis Licensed Technology Patent Rights.  In addition, Isis grants to Pfizer an exclusive, worldwide license, excluding the right to grant sublicenses, to manufacture Licensed

Products under all Isis’ right, title and interest in the Isis Manufacturing Technology, Isis Manufacturing Know-how, and Isis Manufacturing Technology Patent Rights.  The licenses granted are contingent upon Pfizer fulfilling its payment obligations to Isis under Section 3.3 of the Research Agreement and Section 3 of this Agreement and do not become effective until, with respect to each Licensed Product, Pfizer has made the payment set forth in Section 3.3(d) of the Research Agreement.

2.2                                 Assignment of [***].  So long as [***], upon Pfizer’s written request but subject to Section 12, Isis will assign [***] to Pfizer.  Upon assignment, [***] shall be considered Program Technology, and [***] shall be considered a part of Program Technology Patent Rights.

2.3                                 Term of Licenses.  The term of the licenses set forth in Section 2.1 shall commence on the Effective Date.  The licenses granted in Section 2.1 to Pfizer under all Isis’ right, title and interest in Isis Technology Patent Rights, [***], and Isis Licensed Technology Patent Rights shall terminate, on a country-by-country basis, upon the date of expiration of each such Patent Right.

2.4                                 Paid-Up License.  Upon the expiration of each of Isis Technology Patent Rights, [***], and Isis Licensed Technology Patent Rights, Pfizer shall have a paid-up, royalty-free non-exclusive license to each such Patent Right.  If Pfizer desires to offer for sale Licensed Products in countries in which the Royalty Payment Term set forth in Section 3.1.1 has expired and such Licensed Products are manufactured in a country in which they are not covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights, using a manufacturing process covered by a Valid Claim in Isis Manufacturing Technology Patent Rights, Pfizer and Isis shall negotiate in good faith regarding a license to such rights on commercially reasonable terms.  [***].

2.5                                 [***].  [***], Pfizer and Isis shall negotiate in good faith for a license to such technology on commercially reasonable terms; provided, however, that Isis has the ability to grant such license without violating the terms of any agreement or other arrangement with any third party at the time such license is granted.

2.6                                 Pfizer Obligations.

2.6.1                        Pfizer shall attempt to develop and commercialize [***] using Commercially Reasonable Efforts.  Pfizer will have sole authority and discretion to make all decisions relating to the development and commercialization (including termination) of Licensed

Products.

2.6.2                        If Pfizer grants a sublicense pursuant to this Section 2, Pfizer shall guarantee that any sublicensee fulfills all of Pfizer’s obligations under this Agreement; provided, however, that Pfizer shall not be relieved of its obligations pursuant to this Agreement.

2.7                                 Technical Assistance.  Isis shall provide to Pfizer or any sublicensee of Pfizer, at Pfizer’s request and expense, during normal business hours and upon reasonable advance notice and request, any technical assistance reasonably necessary to enable Pfizer or such sub-licensee to manufacture, use, sell, offer for sale or import each Licensed Product and to enjoy fully all the rights granted to Pfizer pursuant to this Agreement; provided however, that Isis is reasonably capable of providing that assistance and the terms upon which such assistance shall be provided are mutually agreeable to Isis and Pfizer.

2.8                                 Research License.  Isis grants to Pfizer and its agents a non-exclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual license, to make and use Isis Know-how for all research purposes.  Isis grants to Pfizer and its agents a non-exclusive, non-transferable, worldwide, royalty free license to make and use Isis Technology, Isis Know-how, Isis Licensed Technology, and [***] under Isis’ interests in Isis Technology Patent Rights, Isis Know-how, [***], and Isis Licensed Technology Patent Rights, to perform Pfizer’s obligations under this Agreement.

3.                                      Milestone Payments, Royalties, Accounting, Records.

3.1                                 Royalty Payment Term.  Pfizer shall pay Isis a royalty based on the Net Sales of each Licensed Product.

3.1.1                        In countries in which such Licensed Product is covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights, a royalty shall be paid with respect to each such country from the date of first commercial sale (the date of the invoice of Pfizer or any sublicense of Pfizer with respect to such sale) of such Licensed Product in such country until the date on which such Licensed Product is no longer covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights in such country (“Royalty Payment Term”).

3.1.2                        If a Licensed Product is sold in countries in which such Licensed Product is not covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights, and such Licensed Product is manufactured in a country in which it is covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights, Pfizer shall pay Isis a [***] royalty based on the Net Sales of such Licensed Product pursuant to Section 3.2.2.

3.2                                 Royalty Rates.

3.2.1                        In all countries in which a Licensed Product is covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights, the royalty paid by Pfizer to Isis shall be [***] percent ([***]%) of Net Sales for such Licensed Product in such country.

3.2.2                        In countries in which a Licensed Product is not covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights and such Licensed Product is manufactured in a country in which it is covered by a Valid Claim in Program Technology Patent Rights, Isis Technology Patent Rights, [***] or Isis Licensed Technology Patent Rights, the royalty paid by Pfizer to Isis shall be [***] percent ([***]%) of Net Sales for such Licensed Product in such country.

3.3                                 Sales Milestones.  Pfizer shall pay Isis the following sales milestones: (a) [***] dollars ($[***]) upon the achievement by a Licensed Product of cumulative Net Sales of [***] dollars ($[***]) for [***] and (b) [***] dollars ($[***]) upon the achievement by a Licensed Product of cumulative Net Sales of [***] dollars ($[***]) for [***].  Pfizer shall be obligated to pay these milestones [***].  Pfizer shall be obligated to pay these milestones with respect to [***].  [***].

3.4                                 Payment Dates.  Royalties shall be paid by Pfizer on Net Sales within [***] ([***]) days after the end of each calendar quarter in which such Net Sales are made.  Such payments shall be accompanied by a statement showing the Net Sales of each Licensed Product by Pfizer or any sublicensee of Pfizer in each country, the applicable royalty rate for such Licensed Product in each country, and a calculation of the amount of royalty due, including any offsets and where each such Licensed Product was manufactured.

3.5                                 Royalty and Sales Milestone Computation and Payment.  The Net Sales used for computing the royalties and sales milestones payable to Isis by Pfizer shall be computed and paid in US dollars by wire transfer in immediately available funds to a U.S. account designated by Isis, or by other mutually acceptable means.  For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as published in the Wall Street Journal for the close of the last business day of the calendar quarter for which the relevant royalty payment is to be made by Pfizer.  For purposes of determining whether a sales milestone (as set forth in Section 3.3) has been achieved, the amount of Net Sales in any foreign currency shall be computed by converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as published in the Wall Street Journal for the close of the last business day of the calendar quarter for which such Net Sales are made.

3.6                                 Records.  Pfizer shall keep for [***] ([***]) years from the date of each payment of royalties complete and accurate records of sales by Pfizer and its sublicensees of each Licensed Product, as well as any offsets, in sufficient detail to allow the accruing royalties to be determined accurately.  Isis shall have the right for a period of [***] ([***]) years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to Pfizer to inspect the relevant records of Pfizer to verify such report or statement. Pfizer shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Isis, to verify the accuracy of the reports and payments.  Such inspection right shall not be exercised more than once in any calendar year nor more than once with respect to sales in any given period.  Isis agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Isis to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law.  The failure of Isis to request verification of any report or statement during said [***]-year period shall be considered acceptance of the accuracy of such report, and Pfizer shall have no obligation to maintain records pertaining to such report or statement beyond said [***]-year period.  The findings of each inspection, if any, shall be binding on both parties.  The cost of such inspection will be borne by Isis, unless such inspection discloses an underpayment of more than [***] percent ([***]%) from the amount of Net Sales or royalties or other payments due under this Agreement.  In such case, (a) the cost of such inspection shall be borne by Pfizer and Pfizer will promptly remit the amount of such underpayment and (b) such inspection will not count as the exercise of an inspection right.

3.7                                 Development Milestone Payments.  On [***] basis, Pfizer shall pay Isis, within [***] ([***]) days of the date of each event set forth below (“Event”), the payment listed opposite that Event with respect to Licensed Products which selectively inhibit a particular Exclusive Collaboration Gene Target.  Payments shall be made in U.S. dollars by wire transfer in immediately available funds to a U.S. bank account designated by Isis, or other mutually acceptable means.  Pfizer shall be obligated to pay such milestones [***].  [***].  All development milestone payments made by Pfizer for [***] with respect to a Licensed Product shall be [***].  All development milestone payments made by Pfizer for [***] with respect to a Licensed Product shall be [***].

In the event that a Licensed Product is approved for multiple indications in the U.S., the parties agree that Pfizer will as appropriate use data from an external physician audit such as that conducted by Scott-Levin or IMS to measure the extent to which physicians recommend the use of the Licensed Product in conjunction with patient visits for specifically coded and identified medical conditions (ICD-9 codes).  The appropriate ICD-9 code or codes for such data will be adopted by the parties within three (3) months, or as soon thereafter as Scott-Levin or IMS provides relevant coding information, of the first sale of a Licensed Product in the United States for the indications in question.  [***].

In the event that a Licensed Product is approved for multiple indications in countries outside the U.S., the parties will establish appropriate procedures for measuring sales of the Licensed Product for the indications in question within six (6) months of the first sale of the Licensed Product in such countries for the indications in question.

Event		Amount

1.	[***]	$	[***]

2.	[***]	$	[***]

3.	[***]	$	[***]

4.	[***]	$	[***]

5.	[***]	$	[***]

6.	[***]	$	[***]

7.	[***]	$	[***]

8.	[***]	$	[***]

For the purposes of the foregoing, “IND” shall mean an Investigational New Drug Application filed with the U.S. FDA, or a similar filing made with a counterpart health regulatory authority in another country; “NDA/PLA” shall mean a New Drug Application, Product License Application, or other application for authority to market a Licensed Product filed with the U.S. FDA or a counterpart health regulatory agency in another country.

3.8                                 Safety Database.  Isis maintains a database that includes information regarding the tolerability of its compounds, individually and as a class, including information discovered during clinical development (the “Isis Database”).  Pfizer will consider entering into an agreement with Isis under which Pfizer will (a) cooperate in connection with populating the Isis Database, (b) provide Isis with copies of toxicology, pharmacokinetic and serious adverse event reports related to ASOs and (c) in connection with any reported serious adverse event, provide mutually agreed to patient data regarding such event.  Pfizer is not under any obligation to enter into such an agreement.

4.                                      Third Party Manufacture of Licensed Product.  In the event Pfizer decides to seek a third party to manufacture clinical or commercial supplies of the Licensed Product, Isis shall have the right to bid on any such contract.

5.                                      Legal Action.

5.1                                 Actual or Threatened Disclosure or Infringement.  Isis will cooperate with Pfizer, at Pfizer’s expense, in any action taken by Pfizer to prevent unlawful infringement of Program Technology Patent Rights.

5.2                                 Defense of Infringement Claims.  Isis will cooperate with Pfizer at Pfizer’s expense in the defense of any suit, action or proceeding against Pfizer or any sublicensee of Pfizer alleging the infringement of the intellectual property rights of a third party by reason of the use of Program Technology Patent Rights, Program Know-how, [***], Isis Licensed Technology Patent Rights, Isis Manufacturing Technology Patent Rights, Isis Manufacturing Know-how, or Isis Technology Patent Rights in the manufacture, use or sale of a Licensed Product.  Pfizer shall give Isis prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish Isis a copy of each communication relating to the alleged infringement.  With respect to a suit, action or proceeding against Pfizer or any sublicensee related solely to the use of Program Technology or Program Know-how, and subject to Section 12, Isis shall give to Pfizer all authority (including the right to exclusive control of the defense of any such suit, action or proceeding) and the exclusive right after consultation with Isis, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding, at Pfizer’s expense, including by providing information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, Pfizer shall obtain Isis’ prior written consent to such part of any settlement which contemplates payment or other action by Isis or has a material adverse effect on Isis’ business.  With respect to any suit, action or proceeding against Pfizer or any sublicensee related solely or partially to the use of Isis Technology Patent Rights, Isis Manufacturing Technology Patent Rights, Isis Licensed Technology Patent Rights, [***] prior to assignment to Pfizer, Isis Know-how, Isis Manufacturing Know-how or Isis Manufacturing Technology, Isis will actively participate in the planning and conduct of such suit, action or proceeding, and Pfizer will not, without the express prior written consent of Isis, (a) make any substantive decision regarding strategy related to such suit, action or proceeding or (b) settle such suit, action or proceeding.  If the parties agree that Isis should institute or join any suit, action or proceeding pursuant to this Section, Pfizer may, at Pfizer’s expense, join Isis as a defendant if necessary or desirable, and Isis shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding.

5.3                                 Hold Harmless.  Isis agrees to defend, indemnify and hold harmless Pfizer and any sublicensee of Pfizer, from and against any loss or expense arising from any claim of a third party that Isis did not have the right to grant Pfizer the licenses set forth in Section 2.1 of this Agreement and such third party’s rights are being infringed upon by reason of Pfizer or any sublicensee of Pfizer exercising their rights granted to Pfizer by Isis pursuant to this Agreement.

5.4                                 Third Party Licenses.  Isis is responsible for payments to maintain Isis’ licenses to Isis Licensed Technology, until the respective expiration of the [***].  Subject to Section 6.5(d), [***] Licensed Products.

6.                                      Representation and Warranty.   Isis and Pfizer each represents and warrants as follows:

6.1                                 It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

6.2                                 The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunction, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

6.3                                 This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor’s rights generally.

6.4                                 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfilment of its obligations hereunder.

6.5                                 Isis represents and warrants to Pfizer that:

(a)                                  to its knowledge, as of the Effective Date, the issued Isis Technology Patent Rights and Isis Manufacturing Technology Patent Rights are valid and enforceable patents;

(b)                                 to its knowledge, as of the Effective Date, the Isis Technology Patent Rights and Isis Manufacturing Technology Patent Rights  are not subject to any pending re-examination, opposition, interference or litigation proceedings;

(c)                                  as of the Effective Date, it has license rights to the Isis Licensed Technology Patent Rights;

(d)                                 to its knowledge, as of the Effective Date, no additional third-party licenses (other than the Isis Licensed Technology) are required to practice Isis Technology and Isis Manufacturing Technology to discover, develop, commercialize and manufacture Products, except licenses that may be required related directly to the Exclusive Collaboration Gene Target down-regulated by a Product; and

(e)                                  it has the right to grant the licenses granted and to convey the benefits of the covenants pursuant to this Agreement.  Isis represents and warrants that the licenses so granted do not conflict with or violate the terms of any agreement between Isis and any third party.

7.                                      Treatment of Confidential Information.

7.1                                 Confidentiality.

(a)                                  Subject to permitted disclosure under Sections 7.1(c) and 7.1(e), Pfizer and Isis each agree that during the term of this Agreement and for [***] thereafter, it will keep confidential all Isis Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates, pursuant to this Agreement.  Subject to Section 12, Program Technology and Program Know-how shall be deemed Pfizer Confidential Information.

(b)                                 Neither Pfizer nor Isis shall use the other’s Confidential Information except as expressly permitted in this Agreement.

(c)                                  Pfizer and Isis each agree that any disclosure of the other’s Confidential Information to any of its officers, employees, agents or Affiliates shall be made only if and to the extent necessary to carry out its responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities.  Pfizer and Isis each agree not to disclose the other’s Confidential Information to any individual, entity or party for whom disclosure is not expressly permitted under this Section, under any circumstance without written permission from the other party.  Each party shall take such action to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information.  Each party, upon the other’s request, will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for the purpose of complying with continuing obligations under this Agreement.

(d)                                 Isis and Pfizer each represent that all of its employees, Affiliates, agents, and any consultants to such party, who shall have access to [***], Isis Technology, Isis Know-how, Isis Manufacturing Technology, Isis Manufacturing Know-how, [***], Isis Licensed Technology, Program Technology, Program Know-how, Pfizer Confidential Information or Isis Confidential Information are bound by agreement to maintain such information in confidence and to use such information only as expressly permitted in this Agreement.

(e)                                  Permitted Disclosure.  If either party is requested to disclose the other’s Confidential Information in connection with a legal or administrative proceeding or is otherwise required by law to disclose the other’s Confidential Information, such party will give the other party prompt written notice of such request.  The party whose Confidential Information is to be disclosed may seek and pay for an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement.  If such party seeks a protective order or other remedy, the other party will cooperate.  If such party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the other party will disclose only that portion of such party’s Confidential Information which its legal counsel determines it is required to disclose.  The parties agree that Isis will have the right to disclose the information required [***].

7.2                                 Publicity.  Except as required by law or permitted in this Agreement, neither party may disclose the terms of this Agreement without the prior written consent of the other party.  Pfizer agrees that Isis may use information made public by Pfizer on the development status of the Licensed Products in the product/partner pipeline on its website.

8.                                      Provisions Concerning the Filing, Prosecution and Maintenance of Patent Rights.   Subject to Section 12 of this Agreement, the following provisions relate to the filing, prosecution and maintenance (and the cost thereof) of Program Technology Patent Rights and [***] during the term of this Agreement:

8.1                                 Filing, Prosecution and Maintenance by Isis.  With respect to [***], until the assignment described in Section 2.2, , Isis shall have the exclusive right and (so long as [***]) obligation:

(a)                                  to file applications for letters patent on any invention deemed patentable included in such Patent Rights; provided, however, that Isis shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Isis file such applications; and, further provided, that Isis, at its option and exercise, may file in countries where Pfizer does not request that Isis file such applications;

(b)                                 to take all reasonable steps to prosecute all pending and new patent applications included within such Patent Rights;

(c)                                  to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications; and

(d)                                 to maintain in force any letters patent included in such Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted.

8.2                                 Filing, Prosecution and Maintenance by Pfizer.  With respect to Program Technology, Pfizer (using in-house or outside counsel, at its discretion) shall have the exclusive right and obligation:

(a)                                  to file applications for letters patent on any invention deemed patentable included in the Program Technology; provided, however, that Pfizer shall consult with Isis as to the countries in which such patent applications should be filed;

(b)                                 to take all reasonable steps to prosecute all pending and new patent applications included within Program Technology Patent Rights;

(c)                                  to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

(d)                                 to maintain in force any letters patent included in Program Technology Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and Isis shall cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Program Technology Patent Rights.  Pfizer will reimburse Isis for reasonable expenses incurred for personnel travel and time spent out of office in connection with the foregoing.

(e)                                  If Pfizer does not wish to exercise its right to file any application for letters patent on patentable inventions relating to the Program Technology, then Pfizer shall provide Isis adequate written notice prior to any deadline with the U.S. Patent and Trademark Office or patent office of the [***] or [***], and Isis will have the right to prepare and file such application(s) at its sole expense.  Isis will solely own all related patent applications and letters patent issuing therefrom and grant Pfizer a nonexclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual research license under its rights to such patent applications and letters patent.

(f)                                    Pfizer shall notify Isis in a timely manner of any decision to abandon a pending application or an issued patent included in Program Technology Patent Rights.  Thereafter, Isis shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.  Isis will own all related patent applications and letters patent issuing therefrom and grant Pfizer a nonexclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual research license under its rights to such patent applications and letters patent.

8.3                                 Copies of Documents.  Prior to filing, Isis shall provide to Pfizer copies of all patent applications that pursuant to Section 8.1 of this Agreement, Isis is obligated to file, prosecute and maintain, for the purpose of obtaining substantive comment of Pfizer’s patent counsel.  Each party (the “Prosecuting Party”) shall provide to the other party every twelve (12) months a report detailing the status of all patent applications for which the Prosecuting Party is, under Section 8.1 or Section 8.2 of this Agreement, obligated to file, prosecute and maintain.  Pfizer will have final authority on matters relating to patent applications and patents for which Pfizer will assume filing, prosecution and maintenance costs.

8.4                                 Reimbursement of Costs for Filing, Prosecuting and Maintaining Patent Rights.  At least ninety (90) days prior to a patent filing deadline, Pfizer will notify Isis in writing of those countries in which Pfizer requests the [***] be filed, prosecuted and maintained.  Within [***] ([***]) days of receipt of invoices from Isis, Pfizer shall reimburse Isis for all the costs of filing, prosecuting, responding to opposition and maintaining the [***] in countries where Pfizer requests that the [***] be filed, prosecuted and/or maintained, including costs incurred prior to the Effective Date.  Such reimbursement shall be in addition to payments under Section 3.  However, Pfizer may, upon [***] ([***]) days notice, request that Isis discontinue the filing, prosecution or maintenance of the [***] in any country and discontinue reimbursing Isis for the costs of filing, prosecuting, responding to opposition or maintaining the [***] in such country.  Isis shall pay all costs in those countries in which Pfizer does not request that Isis file, prosecute or maintain the [***], but in which Isis, at its option, elects to do so.

8.5                                 After the assignment described in Section 2.2, Pfizer shall have the right to file on behalf of and as an agent for Isis all applications and take all actions necessary to obtain patent extensions pursuant to 35 U.S.C. Section 156 and foreign counterparts for Patent Rights assigned under Section 2.2.  Isis agrees to sign, at Pfizer’s expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

8.6                                 Neither party may disclaim a Valid Claim within Program Technology Patent Rights without the consent of the other.

8.7                                 Bankruptcy.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code.  The parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  The parties agree that a party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against the licensing party (such party, the “Involved Party”) under the U.S. Bankruptcy Code, the other party (such party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full.  Such intellectual property and all embodiments thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefor by the Noninvolved Party.  The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or other applicable law.

9.                                      Other Agreements.  Concurrently with the execution of this Agreement, Isis and Pfizer shall enter into the Research Agreement.  This Agreement and the Research Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the parties with respect to same.

10.                               Termination and Disengagement.

10.1                           Unless sooner terminated in accordance with this Section 10, this Agreement will expire concurrently with the last to expire Royalty Payment Term.

10.2                           Events of Termination.  The following events shall constitute events of termination (“Events of Termination”):

(a)                                  Any material written representation or warranty by Isis or Pfizer made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made.

(b)                                 Isis or Pfizer shall fail in any material respect to perform or observe any material term, covenant or understanding contained in this Agreement or the Research

Agreement, and any such failure shall remain un-remedied for thirty (30) days after written notice to the failing party.

(c)                                  At any time, Pfizer may terminate this Agreement without cause upon [***] ([***])[***]written notice to Isis.

10.3                           Upon the occurrence of any Event of Termination described in Section 10.2(a) or 10.2(b), the party not responsible may, by written notice to the other party, terminate this Agreement.

10.4                           Termination of this Agreement by either party, with or without cause, will not terminate the license granted pursuant to the first sentence of Section 5.2(a) or the license granted pursuant to Section 5.2(b) of the Research Agreement.

10.5                           Termination of this Agreement for any reason shall be without prejudice to:

(a)                                  the rights and obligations of the parties set forth in any sections which provide by their terms for performance by either party subsequent to termination;

(b)                                 Isis’ right to receive all royalty, milestone or other payments accrued hereunder; or

(c)                                  any other remedies which either party may otherwise have.

11.                               Loss of Target Exclusivity.

11.1                           Section 2.3 of the Research Agreement will terminate and be of no further force or effect upon the occurrence of the earliest of any the following events:

(a)                                  Upon termination of the Research Agreement by Pfizer pursuant to Section 9.2(c) or 9.2(d) of the Research Agreement,

(b)                                 Upon termination of the Research Agreement by Isis pursuant to Section 9.3(a) of the Research Agreement or Section 10.3 of this Agreement,

(c)                                  Upon expiration of this Agreement,

(d)                                 Upon termination of this Agreement by Pfizer pursuant to Section 10.2(c) of this Agreement.

11.2                           Upon termination of Section 2.3 of the Research Agreement, Isis has the right to conduct research itself or sponsor any other research on the Exclusive Collaboration Gene Targets or engage in any research sponsored by any third party on the Exclusive Collaboration Gene Targets without Pfizer’s consent.

11.3                           Pfizer may elect to designate any Exclusive Collaboration Gene Target as no longer subject to Section 2.3 of the Research Agreement by written notice to Isis.  Such Exclusive Collaboration Gene Targets will no longer be subject to Section 2.3 of the Research Agreement upon the date of written notice by Pfizer.

12.                               Right of Reversion.

12.1                           All Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products may transfer and revert to Isis and upon the assignment described in Section 12.3, all Program Technology and Program Know-how comprised of such pharmaceutical composition and/or use of ASOs and/or Products shall be deemed Isis Confidential Information, upon the earliest occurrence of any of the following events (“Reversion Trigger Events”):

(a)                                  Upon termination of the Research Agreement by Pfizer pursuant to Section 9.2(c) or 9.2(d) of the Research Agreement,

(b)                                 Upon termination of the Research Agreement by Isis pursuant to Section 9.3 (a) of the Research Agreement,

(c)                                  Upon termination of this Agreement by Pfizer pursuant to Section 10.2(c) of this Agreement.

12.2                           Isis must provide written notice to Pfizer within [***] ([***]) days of any Reversion Trigger Event to inform Pfizer of its election to exercise the right of reversion.

12.3                           Upon receipt of written notice by Isis to exercise its right of reversion, Pfizer shall promptly assign all Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products to Isis and thereafter Isis will have the exclusive right, but not the obligation, to prepare, file, prosecute, maintain and/or defend such Patent Rights.

12.4                           Upon Pfizer’s assignment of any Patent Rights claiming the pharmaceutical composition and/or use of ASOs and/or Products to Isis and any transfer or reversion of Program Know-how to Isis, Isis will grant Pfizer and its agents a non-exclusive, non-transferable, irrevocable, worldwide, royalty-free, perpetual license, to make and use such Patent Rights and Program Know-how for all research purposes.

12.5                           Upon receipt of Isis’ election to exercise its right of reversion, Pfizer shall promptly make available to and transfer one copy or assign to Isis the following: [***].  Both parties shall have the right to use such information as they see fit in the research, development and commercialization of products.  [***].  Pfizer will also participate in a technical transfer meeting of no more than two days duration between the appropriate technical teams at Isis and Pfizer.  Isis shall indemnify and hold Pfizer (and all officers, directors, employees, and agents of Pfizer) harmless for any and all damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party based on any action or omission of Isis, its agents, employees, or officers, related to or with regard to any use of such information or Isis’ development and commercialization of Products.  Pfizer shall have no liability whatsoever for any inaccuracy or incompleteness in such information.

12.6                           [***].

13.                               Indemnification.  Pfizer and Isis will indemnify, defend and hold each other harmless for any and all damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against either party based on any action or omission of the indemnifying party’s agents, employees, or officers related to its obligations under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or wilful misconduct of the party seeking indemnification; or (ii) if such party fails to give the other party prompt notice of any claim it receives and such failure materially prejudices the other party with respect to any claim or action to which its obligation pursuant to this Section 13 applies.  Notwithstanding the foregoing, Pfizer hereby expressly agrees to indemnify, defend and hold harmless Isis (and all officers, employees, consultants, directors, agents and Affiliates of Isis) for any and all claims arising from clinical trials pursued by Pfizer or its Affiliates or sublicensees, the sale of products, the exercise of rights granted to Pfizer under this Agreement or Section 5.2 of the Research Agreement (including without limitation product liability claims) and to claims arising from Patent Rights in Program Technology. The indemnifying party, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, that any settlement includes, as an unconditional term thereof, a full release of the indemnified party from all liability with respect to such claim.  Pfizer and Isis at all times reserve the right to retain counsel of its own to defend their respective interests.

14.                               Notices and Reports.

14.1                           All notices shall be deemed given as of the date received.  All notices shall be made in writing, and mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to such other address as may be designated from time to time:

If to Pfizer:	Pfizer Global R&D Headquarters
50 Pequot Avenue
New London, CT 06320
Attn.: Executive Vice President, PGRD
with copy to: General Counsel, PGRD

Invoices should be sent to the following address:

[***]
[***]
[***]
[***]
[***]

If to Isis:	Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, CA 92008
Attn: Executive Vice President
With copy to: Vice-President, Legal

14.2                           Reports.  Pfizer agrees to keep Isis informed with respect to activities and progress toward further research, development and commercialization of Licensed Products.  Pfizer agrees to provide to Isis every [***] a summary of such activities and progress.  In addition, each party will immediately notify (and, if possible, provide as much advance notice as reasonably possible to) the other of any event such party deems to be material related to each Licensed Product (including any regulatory approval) so that the parties may analyze the need to or desirability of publicly disclosing or reporting such event.

15.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                               Miscellaneous.

16.1                           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

16.2                           Headings.  Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

16.3                           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.  Signatures may be transmitted via facsimile, thereby constituting the valid signature and delivery of this Agreement.

16.4                           Amendment; Waiver.  This Agreement may be amended, modified, superseded or cancelled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance.  The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same.  No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

16.5                           No Third Party Beneficiaries.  No third party including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement.  Nothing contained in this Agreement shall be deemed to constitute the parties as partners with each other or any third party.

16.6                           Assignment and Successors.  This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or outstanding stock or to any successor company resulting from any merger or consolidation of such party with or into such corporation; provided however, that no Pfizer Confidential Information may be disclosed to any Isis acquirer or successor company as a result of a merger or consolidation involving Isis without Pfizer’s prior written consent.  Isis may assign its right to payment hereunder.

16.7                           Force Majeure.  Neither Pfizer nor Isis shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Isis.

16.8                           Severability.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected so long as the essential benefits of this Agreement remains enforceable and obtainable.

16.9                           Survival of Terms.  In the event this Agreement expires or is terminated, certain terms that by their nature are intended to survive the expiration or termination of this Agreement shall survive and remain in full force until expiration or termination by their respective terms.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Pfizer Inc		Isis Pharmaceuticals, Inc.

By:	/s/ John L. LaMattina	By:	/s/ B. Lynne Parshall

Title:	President, PGRD	Title:	Executive Vice President & CFO

Date:	05/23/05	Date:	05/23/05

Exhibit I

RESEARCH PLAN

(Year 1)

[***]

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Exhibit J

Contact: Claudine Prowse, Ph.D.
Isis Pharmaceuticals, Inc.
760-603-2331

ISIS PHARMACEUTICALS ANNOUNCES COLLABORATION WITH PFIZER TO DISCOVER ANTISENSE DRUGS FOR THE TREATMENT OF EYE DISEASE

CARLSBAD, CA, May 24, 2005 – Isis Pharmaceuticals Inc. (NASDAQ: ISIS) has entered into a multi-year drug discovery collaboration with Pfizer Inc (NYSE: PFE) to identify second-generation antisense drugs for the treatment of ophthalmic disease.  Under the terms of the agreement, Isis will receive a technology access fee of $1 million, research funding, and milestone payments.  In addition, Isis will receive royalties on the sale of drugs resulting from the collaboration.

Using Isis’ proprietary second-generation antisense platform, the companies will work together to identify antisense drugs against targets selected by Pfizer.  Pfizer will be responsible for clinical development and commercialization of the antisense drugs.  Pfizer may develop the antisense drugs identified in the collaboration for all human health indications.

“Isis has already shown that antisense drugs can be effective in treating ocular diseases, having discovered and developed Vitravene®. We are excited to contribute to Pfizer’s leading ophthalmology program and at the same time work with a recognized expert to extend the technology beyond our primary therapeutic focus,” said C. Frank Bennett, Isis’ Vice President of Antisense Research.

“This new collaboration reflects our active strategy to work with recognized leaders such as Pfizer to broaden and deepen our antisense pipeline moving forward. Because the antisense technology platform that Isis has pioneered allows us to very rapidly discover highly selective drugs to almost any gene target, we are able not only to keep our own pipeline full, but also provide drug candidates to partners,” added Dr. Bennett.

ABOUT ISIS PHARMACEUTICALS, INC.

Isis Pharmaceuticals, Inc. is exploiting its expertise in RNA to discover and develop novel human therapeutic drugs for its pipeline and for its partners. The company has successfully commercialized the world’s first antisense drug and has 11 antisense products in development to treat metabolic, cardiovascular and inflammatory diseases, and cancer. Through its Ibis division, Isis is developing a system to identify infectious organisms.  As an innovator in RNA-based drug discovery and development,

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Isis is the owner or exclusive licensee of more than 1,500 issued patents worldwide. Additional information about Isis is available at http://www.isispharm.com.

 This press release includes forward-looking statements concerning Isis’ collaboration with Pfizer Inc and the development, therapeutic potential and safety of antisense drugs in treating ophthalmic disease. Any statement describing our goals, expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement, including those statements that are described as Isis’ clinical goals.  Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, in developing and commercializing technology and systems used to identify infectious agents, and in the endeavor of building a business around such products and services. Our forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis’ research and development programs are described in additional detail in Isis’ Annual Report on Form 10-K for the year ended December 31, 2004, and quarterly report on Form 10-Q for the quarter ended March 30, 2005, which are on file with the U.S. Securities and Exchange Commission (SEC).  Copies of these and other documents are available from the company.

Vitravene® is a registered trademark of Novartis AG

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